Exhibit 99.2

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT to ASSET PURCHASE AGREEMENT, dated effective as of October 28, 2004 (the “Amendment”), is made by and among BAD TOYS HOLDINGS, INC., a Nevada corporation (“Buyer”) and AMERICAN EAGLE MANUFACTURING COMPANY, a Nevada corporation (“Seller”).

BACKGROUND INFORMATION

Seller and Buyer entered into an Asset Purchase Agreement (“Purchase Agreement”) on October 22, 2004. The parties have agreed to modify the provisions of the Purchase Agreement to the extent set forth herein. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

OPERATIVE PROVISIONS

1. Amendment to Section 1.3, Liabilities. Section 1.3 is hereby amended and revised in its entirety to read as follows:

“1.3 Liabilities. Buyer shall assume any and all of the liabilities of Seller as of the Closing Date, including without limitation any and all accounts payable, notes payable and other obligations of Seller and/or its subsidiary companies, except those liabilities set forth in Exhibit E of that certain Share Exchange Agreement by and between American Eagle Manufacturing Company, Intercommunity Financing Corp. d/b/a No Borders; Raul Hinojosa-Ojeda; and Robert M. Rosenfeld. In addition to the foregoing, Buyer shall assume any and all liabilities of Seller (or any predecessor owner) which relate to the custom motorcycle manufacturing business (the “Business”), arising for periods subsequent to the Closing Date, and will pay, discharge, perform or otherwise be liable for any such liabilities, indebtedness or obligations which relate to the Business, whether known or unknown, absolute or contingent.”

2. Ratification of Purchase Agreement. The terms and conditions of the Purchase Agreement that have not been modified by this Amendment shall remain in full force and effect.

[Signatures on the Following Page]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the dates stated below.

BAD TOYS HOLDINGS, INC.

By:	/s/ Larry N. Lunan
Larry N. Lunan, President

AMERICAN EAGLE MANUFACTURING COMPANY

By:	/s/ Larry N. Lunan
Larry N. Lunan, President

[Signature Page to First Amendment to Purchase Agreement]

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